Exhibit 1.(ii)

Selling Agreement

THIS SELLING AGREEMENT (“Agreement”), by and among the undersigned                                       (“Broker-Dealer”), Eagle Life Insurance Company (the “Company”) and American Equity Capital, Inc. (“AEC”).

WHEREAS, the Company is the issuer of annuity contracts which are subject to registration under the Securities Act of 1933 (“Contracts”);

WHEREAS, Broker-Dealer is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is licensed in accordance with applicable state securities laws as a broker-dealer in those states in which the Broker-Dealer does business;

WHEREAS, Broker-Dealer desires to have its registered representatives appointed as agents of the Company (“Agents”) for the purpose of selling Contracts; and

WHEREAS, AEC is a registered broker-dealer with the SEC, is a member of FINRA and has been authorized by the Company to act as the principal underwriter and distributor of the Contracts and to enter into selling agreements with broker-dealers for the distribution of the Contracts;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.              APPOINTMENT AND AUTHORIZATION

a.                                      The Company and AEC appoint and authorize, on a non-exclusive basis, Broker-Dealer to solicit sales of the Contracts in those jurisdictions in which the Company is admitted to do business; the Contracts have been approved for sale by the appropriate regulatory authorities; and where Broker-Dealer is properly licensed to conduct business. Broker-Dealer accepts such appointment and authorization, and agrees to use its best efforts to find purchasers of the Contracts acceptable to the Company.

b.                                     The Contracts available for solicitation under this Agreement are identified in Exhibit A, which may be amended by the Company in its sole discretion from time to time to include other Contracts or to delete Contracts.

c.                                      Broker-Dealer is performing the acts covered by this Agreement in the capacity of an independent contractor and not as an employee, partner or a joint venture with the Company or AEC and is authorized to represent the Company in connection with sales of Company products only to the extent expressly authorized by this Agreement.

2.              LICENSING AND APPOINTMENT OF AGENTS

a.                                      Broker-Dealer is authorized to designate individuals for appointment by the Company as Agents in conformance with applicable state and federal laws, the rules and procedures of the Company and the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Broker-Dealer shall not propose an individual for appointment unless such Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent solicit applications for the Contracts and unless the Agent is a registered representative associated with Broker-Dealer.  Broker-Dealer shall be responsible for such Agents’ continuing compliance with applicable licensing requirements under state insurance laws, and any applicable registration requirements under federal and state securities laws or FINRA requirements.

b.                                     Broker-Dealer shall prepare and transmit to the Company appropriate licensing and appointment forms for individuals to become Agents, and shall comply with Company policies and procedures regarding Agent licensing and appointment as the Company from time to time may establish or amend in its sole discretion.

c.                                      Broker-Dealer shall fulfill all requirements with respect to each Agent set forth as follows:

(1)         Broker-Dealer will conduct a thorough investigation relative to each Agent’s identity, background, business reputation and experience and declare that each Agent is personally known, trustworthy, and competent, and that Broker-Dealer has no information which would disqualify the Agent from license and appointment as an Agent.

(2)         Broker-Dealer shall have on file any and all appropriate and required forms with FINRA, the SEC, and state securities regulatory authorities with respect to the Agent, including such forms that indicate and confirm such Agent’s qualifications to sell the Contracts.

(3)         Broker-Dealer shall certify that all education, examination and training requirements have been met, and will continue to be met, with respect to each Agent in compliance with FINRA regulations and the applicable state insurance laws and regulations in the states in which each Agent is requesting appointment.

(4)         Broker-Dealer shall ensure that no Agent shall offer or sell the Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless:  (i) the Agent is an associated person of the Broker-Dealer (as that term is defined in Section 3(a)(18) of the Securities Exchange Act of 1934 and duly licensed by and registered with FINRA and any applicable state regulatory authority as a registered person of Broker-Dealer qualified to sell the Contracts in such state or jurisdiction; (ii) the Agent is properly licensed to sell the Contracts under applicable insurance laws of each state in which a Contract will be solicited and/or sold; (iii) the Agent is properly appointed with Company in such state; and (iv) the Contract policy form is properly filed, approved (if required) and available for sale in such state.

(5)         Broker-Dealer shall notify Company and AEC immediately upon termination, for any reason, of an Agent’s association with the Broker-Dealer.

(6)         Broker-Dealer shall furnish the Company and AEC with proof of proper licensing and/or registration with FINRA and association with Broker-Dealer, reasonably acceptable to Company and AEC, prior to the Company appointing any individual as an Agent.

(7)         Broker-Dealer shall have entered into a written agreement with Agent pursuant to which: (a) Agent is appointed as a registered representative of Broker-Dealer; (b) Agent agrees that his or her selling activities relating to the Contracts shall be under the supervision and control of Broker-Dealer; and (c) that Agent’s right to continue to sell Contracts is subject to continued

compliance with such written agreement, with the policies and procedures of Broker-Dealer, and with the policies and procedures of the Company as amended from time to time.

d.                                     The Company shall pay the initial appointment, renewal and termination fees required under state insurance laws to appoint each Agent by the Company for the sale of Contracts. Broker-Dealer shall be responsible for all other appointment, licensing, registration and examination fees with respect to each Agent, necessary for Agent’s initial and continuing compliance with all applicable registration and licensing requirements under FINRA and federal /state securities laws.

e.                                      The Company, in its sole discretion, may refuse to appoint any Agent designated by Broker Dealer, may terminate or refuse to renew an Agent’s appointment after the Company has appointed an Agent, or may withdraw the Agent’s right to solicit applications for some or all of the Contracts, in which case Broker Dealer shall immediately cause such Agent to cease solicitations upon notice of said action by Company.

3.              COMPLIANCE AND SUPERVISION OF AGENTS

a.                                      Broker-Dealer shall supervise Agents and be responsible for their training and compliance with all applicable state and federal laws, interpretations and regulations, the rules, policies and procedures of the Company and all rules, policies and regulations of FINRA, including but not limited to applicable Anti-Money Laundering (AML) training, and upon request of the Company shall provide verification satisfactory to the Company that each Agent has received such training.

b.                                     Broker-Dealer represents that it is in compliance with all applicable state and federal securities laws and regulations, and the rules and interpretations of any self-regulatory organization such as FINRA, as well as all applicable insurance laws and regulations.  Broker-Dealer shall carry out the obligations under this Agreement in continued compliance with such laws, regulations, rules and interpretations.  Further, Broker-Dealer shall comply, and shall ensure that Agents comply, with all Company and AEC rules, policies and procedures, and the rules set forth under this Agreement, and Broker-Dealer shall be solely responsible for such compliance.

c.                                      Broker-Dealer shall establish and maintain a system of supervision regarding the sale of the Contracts made to any consumer by the Agents.  Such system of supervision shall be reasonably designed to achieve compliance with all applicable disclosure and suitability requirements under state and federal securities laws and regulations, the rules, policies and procedures of the Company, FINRA rules, regulations and interpretive guidance as well as all applicable insurance laws, rules, interpretive guidance and regulations.

d.                                     Broker-Dealer shall supervise Agents’ compliance with all applicable disclosure and suitability requirements under all applicable state and federal securities laws and regulations and the rules and interpretations of any self-regulatory organization such as FINRA, as well as all applicable insurance laws and regulations.  Broker-Dealer shall not, and shall cause the Agents to not, recommend the purchase of a Contract to a prospective purchaser unless there are reasonable grounds to believe that such purchase is suitable for the prospective purchaser in accordance with applicable Company rules, policies and procedures and all applicable state and federal securities laws and regulations, the laws, regulations and interpretive guidance of any regulatory authority, including FINRA, as well as all applicable state insurance laws, rules and regulations.  Broker-Dealer shall retain evidence of each disclosure and suitability determination and shall supply the same to the Company or AEC upon reasonable request.

While not limited to the following, a determination of suitability shall be based on information supplied by an applicant after a reasonable inquiry concerning the applicant’s other security holdings, tax status, insurance and investment objectives, investment time horizon, financial situation, liquidity needs and that the applicant has the financial ability to maintain the Contract in force for a reasonable period of time.

e.                                      If an Agent performs any unauthorized transaction with respect to a Contract, fails to submit to the supervision of or otherwise meet the rules, policies and procedures, and standards of Broker-Dealer, or fails to hold any required license, appointment, registration or association with Broker-Dealer, Broker-Dealer shall immediately notify the Company in writing and shall immediately act to terminate the Contract sales activities of such Agent.

4.              OBLIGATIONS OF BROKER-DEALER

a.                                      All applications for Contracts shall be made on application forms supplied by the Company, and shall be reviewed and approved by the appropriately-licensed principal of Broker-Dealer for compliance with all applicable state and federal laws and regulations and the rules, policies and procedures of the Company and all rules, regulations and interpretive guidance of FINRA.  After such approval, Broker-Dealer shall then promptly forward the application to the Company as provided in the Company’s administrative procedures communicated to Broker-Dealer, but Broker-Dealer shall forward, or cause the Agent to forward, the application no later than the close of business of the next business day following its receipt by Broker-Dealer and/or the Agent.  Such applications shall be sent to the Company at the address shown on the application by such means as agreed upon by the Company and Broker-Dealer, and shall be accompanied by any initial premium payment received by the Agent or Broker-Dealer, without any deduction or offset for any reason, unless as otherwise agreed to by the Company and Broker-Dealer. Checks or cashiers’ checks for the payment of premiums shall be drawn to the order of the Company or as the Company shall otherwise authorize or direct from time to time.  Broker-Dealer does not have authority to deposit or endorse checks payable to the Company without the prior written approval of the Company.

b.                                     The Company has the right, in its sole discretion, to reject any application for a Contract and return to the applicant any initial premium payment made in connection with the sale of the Contract.

c.                                      Broker-Dealer shall deliver, or cause its Agents to deliver, the issued Contracts to the contract owners according to administrative procedures established by the Company.

d.                                     Broker-Dealer is not authorized to: alter or amend any of the provisions of the Contracts or the forms prescribed by the Company, to discharge or waive any forfeitures, extend the time for making payments under the Contracts, to pay any premium or other payment on behalf of a Contract applicant or owner, to enter into any court or regulatory proceeding in the name of or on behalf of the Company or AEC; or to bind the Company or AEC in any way not specifically authorized in writing by the party to be bound.

e.                                      Broker-Dealer shall not induce any employee or agent of the Company to terminate that relationship, persuade any owner of Contracts issued by the Company to discontinue, in whole or in part, his/ her/its Contracts or otherwise do anything prejudicial to the interests of the Company or AEC or the owners of Contracts.

f.                                        Broker-Dealer agrees to comply with, and to cause the Agents to comply with, the administrative procedures of the Company relating to the Contracts and the policies and procedures adopted by the Company, as those policies and procedures are now in effect or may be amended or established in the future by the Company in its sole discretion and communicated to Broker-Dealer, as appropriate.

g.                                     Broker-Dealer agrees to carry out its activities and obligations under this Agreement, and to cause each Agent for which it has supervisory responsibility, to carry out his/her activities and obligations under this Agreement, in continuous compliance with all applicable laws, rules and regulations of applicable federal and state regulatory authorities and self-regulatory authorities such as FINRA..

5.              COMPENSATION

a.                                      The Company, on behalf of AEC, shall compensate Broker-Dealer for the sale of Contracts a percentage of premiums or purchase payments (such compensation herein referred to as “Payments”) received in cash or other legal tender and accepted by the Company on applications obtained by Agents, at a rate or rates as set forth on Exhibit B attached hereto.

b.                                     Notwithstanding any other provision of this Agreement, Broker-Dealer shall return to the Company all Payments paid to it with respect to a Contract that is returned either to the Company, the Agent or the Broker-Dealer under the “free-look” provisions applicable to the Contract and the laws and regulations of the applicable state of issue.

c.                                      The Company reserves the right to transfer future Payments on a Contract to another broker-dealer and/or another agent if the owner of the Contract so requests such a change in accordance with Company rules and procedures.

d.                                     Upon termination of this Agreement, Broker-Dealer shall receive no further Payments from Company, except Payments for applications which are in process with the Company or for premium payments received on Contracts in force at the time of termination, unless otherwise provided.

e.                                      No Payments on Contracts shall be made to Broker-Dealer after the Broker-Dealer ceases to be properly licensed to sell Contracts.

f.                                        Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of this Agreement or Exhibit B, including Payments made with respect to any premiums paid on a Contract that are refunded within the sole discretion of the Company, and for any other amounts advanced by or otherwise due the Company or AEC.

g.                                     Broker-Dealer hereby authorizes the Company to set off any of its liabilities to the Company (“Debit Balance”) or AEC against any and all amounts otherwise payable to Broker-Dealer, including amounts payable under this Agreement. Such Debit Balance shall be payable by Broker-Dealer, upon demand by the Company, and at the option of the Company interest at the maximum rate permissible by state law will accrue on such portion of the Debit Balance from the time a Debit Balance occurs.

6.              REPRESENTATIONS AND WARRANTIES

a.                                      The Company, AEC and Broker-Dealer each represents to the others that it and its officers signing below have full power and authority to enter into this Agreement, and this Agreement has been validly executed by it and constitutes a legal, valid and binding agreement.

b.                                     Broker-Dealer represents and warrants to the Company and AEC that Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be:  (i) properly registered with the SEC; (ii) properly registered or licensed under the securities laws of each state in which such registration is required for the sale of the Contracts; and (iii) a member of FINRA. Broker-Dealer will notify the Company and AEC promptly in writing if any such registration or membership is terminated or suspended.

c.                                      Broker-Dealer represents and warrants that it is a licensed insurance agency with the appropriate lines of authority in each state, where required, to solicit applications.  Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed with the appropriate lines of authority to sell the Contracts in each state or jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder.

d.                                     AEC represents and warrants to Broker-Dealer that it is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be:  (i) properly registered with the SEC; (ii) properly registered or licensed under the securities laws of each state in which such registration is required for the underwriting or sale of the Contracts; and (iii) a member of FINRA.

e.                                      The Company represents and warrants to Broker-Dealer that the Contracts shall comply in all material respects with applicable registration and other requirements of the laws and regulations of the SEC, and that the prospectuses included in the Company’s registration statements for the Contracts, and in post-effective amendments and supplements thereto, as of their respective effective dates contain or will contain in all material respects all statements and information which are required by applicable law or regulation.  The Company represents and warrants to Broker-Dealer that the Contracts will be filed as required for approval for sale with all applicable state insurance regulatory authorities.

7.              SALES LITERATURE, ADVERTISEMENTS AND OTHER PROMOTION MATERIAL

a.                                      Broker-Dealer shall be responsible for all communications by Agents with prospective purchasers and the public generally in connection with the Contracts.

b.                                     Broker-Dealer shall not use, and shall cause the Agents not to use, any sales literature, advertisements or other promotional material (“Sales Material”) in connection with the offer and sale of the Contracts unless the Sales Material has been approved in writing by the Company prior to first use.  Sales Material shall include, but not be limited to:  all sales training, programs, manuals and materials to be used by Broker-Dealer or Agents that mention the Company or any of its products by name or are intended to generate interest in the Company or any of its Contracts, whether such Sales Material is in paper, audio, video, electronic or any other media or form.  Any Sales Materials related to the Contracts and developed by the Company and/or AEC shall be filed with FINRA, as required, by AEC.

c.                                      The Company in its sole discretion may rescind any previous approval of Sales Materials upon written notice to the Broker-Dealer.  Broker-Dealer shall immediately comply with any such request and shall not use such Sales Materials thereafter and shall cause the Agents to comply as well.

d.                                     Broker-Dealer is not authorized, and may not authorize anyone else, to give any information, modify or to make any representation concerning the Company, the Contracts or AEC, other than the information or representations contained in the Contract, Sales Material or the current prospectus filed with the SEC for the Contracts.

e.                                      Nothing herein shall be deemed to prohibit the Broker-Dealer from preparing Sales Materials for the Contracts.  However, any such Sales Materials may be used only after they have been approved in writing by the Company, which approval shall be in its sole discretion, and approved by FINRA.

8.              FIDELITY BOND AND OTHER LIABILITY COVERAGE

a.                                      Broker-Dealer represents that it and its directors, officers and employees are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company (“Fidelity Bond”), and that its Agents have Errors and Omissions liability insurance (“E&O”) in a form, type and amount acceptable to the Company and at the Broker-Dealer or Agent’s own expense. Any Fidelity Bond or E&O which meets the requirements of applicable FINRA rules shall be deemed satisfactory. The Company may require evidence, satisfactory to it, that Fidelity Bond or E&O coverage is in force, and Broker-Dealer shall give prompt written notice to the Company of any cancellation or change of coverage. Broker-Dealer and Agent shall assign any proceeds received from the Fidelity Bond or E&O insurance to the Company or AEC to the extent of its loss due to activities covered by the Fidelity Bond or E&O.  Broker-Dealer and Agent agree to pay promptly any deficiency whether due to a deductible or otherwise.

9.              COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

a.                                      Broker-Dealer shall promptly notify the Company and AEC if it, or an Agent, receives notice of any customer complaint or of any threatened or pending regulatory investigation or proceeding, civil action or arbitration (a “Proceeding”) involving the Contracts. The Company or AEC will promptly notify Broker-Dealer if it receives notice of any customer complaint or of any Proceeding involving Broker-Dealer and a Contract.  Each party shall cooperate with the other parties in investigating and responding to any such complaint or Proceeding, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. No response by Broker-Dealer to an individual customer complaint involving a Contract will be sent until it has been previously reviewed and approved by the Company.

10.       INDEMNIFICATION

a.                                      Broker Dealer shall indemnify and hold harmless the Company, AEC, and their respective affiliates, officers, directors, employees and independent contractors against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, caused by Broker-Dealer and/or Agents. This indemnification will be in addition to any other liability which the Broker-Dealer may otherwise have.

b.                                     The Company shall indemnify and hold harmless Broker-Dealer and its respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, caused by the Company. This indemnification will be in addition to any other liability which the Company may otherwise have.

c.                                      AEC shall indemnify and hold harmless Broker-Dealer and its respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation or any applicable rule of FINRA, cased by AEC.  This indemnification will be in addition to any other liability which AEC may otherwise have.

11.       TERMINATION

a.                                      Company or Broker-Dealer may terminate this Agreement in its discretion without cause upon thirty (30) days written notice to the other parties.

b.                                     The Company may terminate this Agreement effective with the mailing of a notice of termination to Broker-Dealer if the reasons for the termination include:  (i) conversion, fraud, embezzlement or other violation of federal or state law or regulation or the rules or regulations of any regulatory authority; (ii) failure to maintain Fidelity Bond; (iii) a rebate, offer to rebate or withholding of any payment due on a Contract by Broker-Dealer; or (iv) misrepresentation or dishonesty in relationship with the Company or any past, present or proposed Contract applicant or owner.

c.                                      This Agreement will terminate automatically without notice if: Broker-Dealer ceases to have the requisite registrations and regulatory licenses (but only as to the jurisdictions and Contracts affected by the absence of such registrations and licenses); applicable laws or regulations otherwise prohibit Broker-Dealer from continuing to market the Contracts; or Broker-Dealer files for bankruptcy or reorganization under federal or state insolvency law.

d.                                     Sections 5(c), 9,10, 12, 14 and 18 shall survive the termination of this Agreement for any reason.

12.       CONFIDENTIALITY

a.                                      All parties to this Agreement shall maintain the other party’s Confidential Information (defined below) in strict confidence and in a manner to safeguard against unauthorized access, disclosure, use, destruction, loss, or alteration in accordance with state and federal laws and regulations (“Privacy Law”).

b.                                     “Confidential Information” means (1) any data or information that is proprietary to the disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, any information relating to a party’s marketing strategies, business systems, databases, and (2) any customer or consumer-specific data deemed to be “non-public personal information” under Privacy Law.

c.                                      All parties to this Agreement shall only use Confidential Information (1) to execute the terms and conditions of this Agreement as permitted by Privacy Law, including, but not limited to, disclosure to its representatives, employees, or independent contractors (collectively “Representatives”) who need to know such Confidential Information for the purposes of fulfilling the obligations and duties under this Agreement, or (2) make such disclosure as required by applicable state or federal law, regulation or rule.  Each party shall apply the same obligations of confidentiality to such Representative in accordance with this Agreement.  All parties agree to promptly report to the other party any unauthorized disclosure or use of any Confidential Information of which it becomes aware.

d.                                     Upon request, all parties agree to return to the other parties all Confidential Information in its possession or control, to the extent possible without violating the obligations under this Agreement to maintain records.  Confidential Information will always remain the property of the disclosing party.

13.       AMENDMENTS

a.                                      Subject to the right of the Company to establish new or modified policies and procedures or commission schedules as otherwise set out in this Agreement, this Agreement can only be modified by a written agreement between the parties.

b.                                     If the Company sends written notice of a proposed amendment to this Agreement to Broker-Dealer, Broker-Dealer shall be deemed to have agreed to the amendment by either agreeing to such amendment in writing or by submitting an application for a Contract on or after the tenth (10th) business day after the date on which the notice was sent.

c.                                      Any change in compensation made pursuant to Section 6(a) shall apply to compensation due on applications received by the Company after the effective date of the notice.

14.       BOOKS AND RECORDS

a.                                      Broker-Dealer shall maintain books and records concerning the activities of the Agents, in a manner and for a period of time, as may be required under the insurance laws of any state or under any applicable federal or state securities laws or regulations or FINRA rules.  Broker-dealer shall make such books and records available to the Company or AEC upon reasonable notice, whether or not this Agreement is in effect.

15.       NOTICES

a.                                      All notices under this Agreement shall be given in writing and sent to the address of a party shown on the signature page or to such other address as the party may designate in writing.

b.                                     Broker-Dealer shall provide written notice to the Company no less than thirty (30) days prior to the closing date of its proposed merger into or consolidation with another entity, a sale of substantially all its assets or a sale, transfer or assignment of a controlling interest in it.

16.       EFFECTIVE DATE

a.                                      This Agreement is effective as of the date of its execution by the Company.

17.       OTHER

a.                                      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings among the parties regarding the subject matter, and may be executed in two or more counterparts which together shall constitute a single agreement.

b.                                     This agreement may not be assigned by any party without the written consent of the other parties, except that it may be assigned by the Company to a successor in connection with a merger, consolidation or sale of all or substantially all of the assets of the Company, and may be assigned by AEC to an affiliate or successor.  This Agreement shall inure to the benefit of and to be binding upon the parties and their respective successors and assigns.

c.                                      The obligations, representations, and warranties under this Agreement shall be enforceable only against the Contract issuer whose products are being or were sold or were the subject of the obligations, representations and warranties.

d.                                     Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by that party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions with respect to which such breach or default occurred.

e.                                      This Agreement shall be governed and construed in all respects by the laws of the State of Iowa without reference to the principles of conflict or choice of law thereof.

18.       ARBITRATION

a.                                      Any and all disputes under this Agreement shall be settled by arbitration in Iowa under the then existing rules of the American Arbitration Association and judgment may be entered upon the award in any court of competent jurisdiction. The determination of the arbitrators shall be final and binding on all parties. The costs of arbitration shall be borne equally by the parties to the arbitration, provided however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that such party did not make a good faith effort to settle the dispute informally when it first arose.

(Signature Page to Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Broker-Dealer	Street Address

Signature	City, State & ZIP

Print Name	Phone Number

Title	Fax Number

Date

American Equity Capital, Inc.	6000 Westown Parkway
Principal Underwriter/Distributor	Street Address
West Des Moines, Iowa 50266
Signature	City, State & ZIP
515-457-1786
Print Name	Phone Number
515-457-1908
Title	Fax Number

Date

Eagle Life Insurance Company	6000 Westown Parkway
Carrier/Contract Issuer	Street Address
West Des Moines, Iowa 50266
Signature	City, State & ZIP
800-
Print Name	Phone Number

Title	Fax Number

Date

EXHIBIT A

CONTRACTS

Falcon Gold Flexible Premium Deferred Indexed Annuity

EXHIBIT B

COMMISSIONS AND FEES SCHEDULE